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                                                                    Exhibit 99.4



                          CONSENT OF PERSON DESIGNATED
                      TO SERVE ON THE BOARD OF DIRECTORS OF
                          TEXAS UNITED BANCSHARES, INC.


         The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the prospectus constituting part of Texas United Bancshares, Inc.'s Registration Statement on Form S-4 as a person to become a director of Texas United Bancshares, Inc.


                                          /s/ Jimmy Jack Biffle
                                          -------------------------------------
                                          Jimmy Jack Biffle



Dated: July 21, 2004